Exhibit 10.75

SECOND AMENDMENT TO
HUDSON PACIFIC PROPERTIES, INC.
AND HUDSON PACIFIC PROPERTIES, L.P.
2010 INCENTIVE AWARD PLAN

This Second Amendment (“Second Amendment”) to the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan, as amended (the “Plan”), is adopted by the Board of Directors (the “Board”) of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), as of December 21, 2016. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 13.1 of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board.

C.	The Board desires to amend the Plan as set forth herein.

AMENDMENT

Effective as of the date set forth above, the Plan is hereby amended as follows.

1.    Section 11.2. Section 11.2 of the Plan is hereby amended and restated in its entirety as follows:

“Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Participant may have elected or agreed, allow a Participant to satisfy such obligations by any payment means described in Section 11.1 above, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allowing the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.”

2.    This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

Exhibit 10.75

IN WITNESS WHEREOF, I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Hudson Pacific Properties, Inc. on December 21, 2016.

Hudson Pacific Properties, Inc.

By:	/s/ Kay Tidwell
Kay Tidwell Executive Vice President, General Counsel

Date:	December 21, 2016